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                                                                    EXHIBIT 23.2

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of ContiFinancial Corporation (the "Registration Statement") of our reports dated May 8, 1997 (except with respect to the matter discussed in Note 14, as to which date is June 4, 1997), related to the consolidated balance sheets of ContiFinancial Corporation and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997, which is included in ContiFinancial Corporation's Form 10-K for the year ended March 31, 1997, and to all references to our Firm included in the Registration Statement.


                                        /s/  Arthur Andersen LLP

New York, New York
March 4, 1998